Exhibit 35.4

[Letterhead of Branch Banking & Trust Co.]	Branch Banking & Trust Co.

Mortgage

P.O Box 3476
Greenville, SC 29602
(864) 242-8585
(800) 295-5744

February 27, 2008

SERVICER COMPLIANCE STATEMENT (ITEM 1123)

Branch Banking & Trust

Re: the issuing entities listed on Exhibit A hereto (each an “Issuing Entity”)

The undersigned, a duly authorized officer of BB&T, as servicer (the “Servicer”) pursuant to the applicable servicing agreement, does hereby certify that:

1. A review of the Servicer’s activities during the period, covered by each Issuing Entity’s report on form 10K, and of the Servicer’s performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 27th day of February 2008.

By:	/s/ Tim Day
Name:	Tim Day
Title:	SVP

Witness:	/s/ Mike Pocisk
Name:	Mike Pocisk
Title:	VP

[Letterhead of Branch Banking & Trust Co.]	Branch Banking & Trust Co.

Mortgage

P.O Box 3476
Greenville, SC 29602
(864) 242-8585
(800) 295-5744

Exhibit A

EMC Mortgage Corporation, as Assignor, Wells Fargo Bank, National Association, as trustee for the holders of Bear Stearns Asset Backed Securities I Trust 2007-AC5, Asset-Backed Certificates, Series 2007-AC5 and Branch Banking and Trust Company (D25)

GMAC Residential Funding Company, LLC, RFMSI Series 2007-SA1 Trust; RFMSI Series 2007-SA2 Trust; RFMSI Series 2006-SA4 (Branch Banking and Trust Company investor ID-D11)